FIRST AMENDMENT TO EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES EXCHANGE AGREEMENT (this “First Amendment”) is dated July 18, 2016, by and between FUNCTION(X) INC., a Delaware corporation, (the “Company”), Sillerman Investment Company III, LLC, a Delaware limited liability company (“SIC III”), Sillerman Investment Company IV, LLC, a Delaware limited liability company (“SIC IV”) and Sillerman Investment Company VI, LLC, a Delaware limited liability company (“SIC VI,” and collectively with the Company, SIC III and SIC IV, the “Parties”).

WHEREAS:
WHEREAS, as of July 8, 2016 the Parties entered into an exchange agreement (the “Exchange Agreement”; defined terms used in this First Amendment and not defined in this First Amendment shall have the meanings ascribed to them in the Exchange Agreement) relating to the exchange of debt and shares of the Series C Preferred stock of the Company for common shares of the Company under certain conditions; and
WHEREAS, the Parties desire to amend the Exchange Agreement on the terms set forth herein to reflect certain changes in the Company’s Line of Credit Grid Promissory Note dated June 12, 2015 (the “Line of Credit Note”), pursuant to which a balance of $4,562,600 plus accrued interest was outstanding as of the date the Exchange Agreement was entered into; and
WHEREAS, the Line of Credit Note is to be modified to provide that SIC IV shall be entitled to repayment of up to $2,000,000 of the outstanding principal balance of the Line of Credit Note and the Company shall be entitled to draw up to an additional $5,000,000 (the Line of Credit Note, as modified, the “New Note” and any advances of the $5,000,000 shall be treated as “New Advances”).
WHEREAS, through unanimous consent of the independent members of its Board of Directors (as a result of this First Amendment being a transaction with affiliates of the Chairman and Chief Executive Officer of the Company, Robert F.X. Sillerman, who is a principal of SIC IV) the Company has approved taking certain actions in furtherance of the Exchange Transaction as set forth in this First Amendment;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Parties agree as follows:
1.Recitals. The recitals above are hereby incorporated herein and affirmed as true and correct as written.
2.
    Amendments to the Purchase Agreement. Section 1.1(a) of the Purchase Agreement shall be deleted in its entirety and the following shall be inserted in replacement thereof:
(a)
    “All of the outstanding principal and interest of the Notes shall be exchanged at a rate of $0.26 per share, subject to adjustment as set forth in Section 6.1 (the “Exchange Price”), which, based on the outstanding principal balance and accrued interest as of June 27, 2016, would result in the issuance of 101,333,088 shares (the “Common Shares”) of the common stock of the Company, par value $0.001 (“Common Stock”); provided, however, that the Exchange Price for the New Advances shall be $0.3133 per share, also subject to adjustment as set forth in Section 6.1. For the avoidance of doubt, the Exchange Price for the prior advances, less any repayment thereof, shall remain $0.26 per share, subject to adjustment as set forth in Section 6.1. To the extent that any additional loans shall be made to the Company to fund working capital requirements or any shortfall determined in accordance with Section 4.19 of the Securities Purchase Agreement with respect to which the Convertible Debentures (as defined below) were issued, such loans shall be on the same terms as the Revolving Secured Promissory Notes.”
3.
    Effective Date. The “Effective Date” of this Agreement shall be the date the Conditions Precedent are satisfied. If not satisfied on or before August 11, 2016, this First Amendment shall be deemed null and void.
4.
    Reaffirmation of Representations, Etc.
(a)The Company hereby reaffirms to each of SIC III, SIC IV, and SIC VI, after giving effect to this First Amendment, each of its representations, warranties, covenants and agreements as set forth in the Exchange Agreement.
(b)Each of SIC III, SIC IV, and SIC VI hereby reaffirm to the Company, after giving effect to this First Amendment, each of its representations, warranties, covenants and agreements as set forth in the Exchange Agreement.
5.
    Conditions Precedent. This First Amendment shall not become effective unless and until the following conditions precedent have been satisfied:
(a)The Company shall have executed the New Note, substantially in the form annexed hereto as Exhibit A.
(b)The Company shall have executed an amendment to that certain Securities Purchase Agreement dated as of July 12, 2016, substantially in the form annexed hereto as Exhibit B.
(c)An amendment to that certain Subordination Agreement dated as of July 12, 2016 (substantially in the form annexed hereto as Exhibit C) shall have been executed by all parties thereto.
6.
    Enforceable Obligations. The Company hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Exchange Agreement represents valid and enforceable obligations of the Company, as the case may be, and further acknowledges and represents that no event has occurred and no condition exists which would constitute a default under the Line of Credit Note, any other note, or this First Amendment, either with or without notice or lapse of time, or both.
7.
    No Additional Terms. Notwithstanding anything to the contrary contained herein or inferred hereby or in any other instrument executed by the Company or in any other action or conduct undertaken by the Company on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of the consent of the Parties to modify the terms and provisions of the Exchange Agreement in the manner set forth herein. No express or implied consent to any further modifications involving any of the matters set forth in this First Amendment or otherwise, shall be inferred or implied from the execution of this First Amendment. Further, execution of this Amendment by any Party shall not constitute a waiver (either express or implied) of the requirement that any further modifications of the Exchange Agreement shall require the express written approval of each Party.
8.
    Miscellaneous.
(a)
    As modified hereby, the provisions of the Exchange Agreement shall continue in full force and effect. In the event of any inconsistency between this First Amendment and the terms of the Exchange Agreement, this First Amendment shall govern.
(b)
    In case any of the provisions of this First Amendment shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this First Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(c)
    This First Amendment shall be governed and construed according to the laws of the State of New York (without regard to any conflict of laws principles) and the applicable laws of the United States. Venue shall be the City of New York, Borough of Manhattan.
(d)
    This First Amendment shall be binding upon and inure to the benefit of the Parties and the respective successors, assigns and legal representatives of each.
(e)
    The Company hereby acknowledges and agrees that it has entered into this First Amendment of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this First Amendment by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this First Amendment.
(f)
    This First Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.
(g)
    Except as modified herein, all other terms, conditions and provisions of the Exchange Agreement shall remain in full force and effect as of the date thereof.
(h)
    THIS FIRST AMENDMENT AND THE EXCHANGE AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the Effective Date.

COMPANY:

FUNCTION(X) INC.

By:________________________________
Name: Mitchell J. Nelson
Title: Executive Vice President

SILLERMAN INVESTMENT COMPANY III, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY IV, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY VI, INC.

By: ________________________________
Name: Robert F.X. Sillerman
Title: Manager

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